EX-99.906CERT
                                  CERTIFICATION

B. Reuben Auspitz, Chief Executive Officer, and Christine Glavin, Chief Financial Officer of Exeter Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer          Chief Financial Officer
Exeter Fund, Inc.                Exeter Fund, Inc.

/s/ B. Reuben Auspitz            /s/ Christine Glavin

B. Reuben Auspitz                Christine Glavin
Date: August 29, 2005            Date: August 29, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Exeter Fund, Inc. and will be retained by Exeter Fund, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This  certification  is  being furnished to the Commission solely pursuant to 18
U.S.C.   1350  and  is  not  being  filed  as  part  of  the Form N-CSR with the
Commission.